EXHIBIT 4.12


THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO,
(ii) A WRITTEN OPINION REASONABLY SATISFACTORY TO THE ISSUER FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO-ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION.


              Void after 5:00 P.M., New York Time, on April 7, 2003


                                                       Warrant to Purchase _____
                                                          Shares of Common Stock



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.



This is to certify that, for VALUE RECEIVED, __________________, his successors and assigns (the "Holder"), is entitled to purchase, subject to provisions of this Warrant, from Global Telecommunication Solutions, Inc., a Delaware corporation (the "Company"), at any time on or after the date hereof, and not later than 5:00 p.m. New York time, on April 7, 2003, _______ shares of the Company's Common Stock, $.01 par value, at a purchase price per share of $7.00. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in Section F hereof. The shares of Common Stock deliverable upon such exercise and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price for a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

         A. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, or from time to time, on or after the date hereof, but not later than 5:00 p.m. New York time, on April 7, 2003, or if April 7, 2003 is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.




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         In addition to and without limiting the rights of the Holder under any other terms set forth herein, the Holder shall have the right, upon written request by the Holder delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time on or before the Expiration Date, for the number of shares of Common Stock of the Company having an aggregate current market price on the date of such exchange (determined as provided in Section C hereof) equal to the difference between (a) the aggregate current market value on the date of such exchange (determined as aforesaid) of the shares of Warrant Stock designated by the Holder, and (b) the aggregate Exercise Price the Holder would have paid to the Company to purchase such designated shares of Warrant Stock upon exercise of this Warrant. Upon such exchange, the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be reduced by such designated number of shares Warrant Stock and, if a balance of purchasable shares of Warrant Stock remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right to purchase such balance of shares of Warrant Stock; provided, that no fractional shares shall be issuable upon such exchange, and if the number of shares of Common Stock determined in accordance with the foregoing formula is other than a whole number, the Company shall pay the Holder an amount by check, determined in accordance with the provisions of Section C hereof.

         B. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant.

         C. Fractional Shares. The Company shall not be required to issue certificates representing fractions of shares of Common Stock of the Company upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock of the Company or other securities, properties or rights.

         D. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder hereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be sold, transferred, assigned or hypothecated by the Holder at any time subject to compliance with the Securities Act of 1933, as amend (the "Act") and applicable state securities law. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be enforceable in accordance with its terms.

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         E. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant or incorporated by reference herein and are not enforceable against the Company to the extent not set forth herein or incorporated by reference herein.

         F. Anti-Dilution Provisions. The Exercise Price of the Warrants and the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment from time to time as hereinafter set forth in Article IV of the Note and Warrant Purchase Agreement dated as of April 8, 1998 ("Purchase Agreement").

         G.       Transfer to Comply With the Act.

                  1. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Act, as amended, and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Section G with respect to any resale or other disposition of such securities.

                  2. The Company may cause the following legend to be set forth on each Warrant and certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public pursuant to an effective registration statement under the Act, unless counsel for the Company is of the opinion as to any such certificate that an exemption from registration under the Act is available and that such legend is unnecessary:

                  "The securities represented by this warrant certificate have not been registered under the Securities Act of 1993 and may not be transferred or sold unless (i) a registration statement under such act is then in effect with respect thereto, (ii) a written opinion reasonably satisfactory to the issuer from counsel for the issuer or other counsel for the holder reasonably acceptable to the issuer has been obtained to the effect that no such registration is required or (iii) a "no-action" letter or its then equivalent has been issued by the staff of the Securities and Exchange Commission."

                  3. The Holder of this Warrant and the Warrant Stock is entitled to registration rights in accordance with Article IV of the Purchase Agreement.

         H. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.


                                             GLOBAL TELECOMMUNICATION
                                             SOLUTIONS, INC.
Attest:


_______________________________              By:_______________________________
David Tobin, Secretary                          Randy Cherkas, President








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                                  PURCHASE FORM


                                                            Date:_____________


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock and hereby makes payment of $_________ in payment of the actual exercise price thereof.

                              --------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

                              --------------------


Name ____________________________________________________________
          (Please typewrite or print in block letters)

Address __________________________________________________________

        __________________________________________________________

        __________________________________________________________



Signature ________________________________________________________




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                                 ASSIGNMENT FORM



FOR VALUE RECEIVED, _____________________________________________

hereby sells, assigns and transfers unto

Name _______________________________________________________________
          (Please typewrite or print in block letters)

Address ____________________________________________________________

the right to purchase Stock represented by this Warrant to the extent of _______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________________
attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



                                          Signature___________________________

Dated:______________



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